UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  November 7, 2014

AT&T INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas	75202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (210) 821-4105

__________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 7, 2014, the Board of Directors of AT&T Inc. (“AT&T”) increased the size of the Board from 14 to 15 members and elected William E. Kennard as a Director to fill the resulting vacancy. The Board also appointed Mr. Kennard to the Public Policy and Corporate Reputation Committee. Mr. Kennard will be compensated for his service as a non-employee Director as described beginning on page 12 of AT&T’s 2014 Proxy Statement. The Board has determined that Mr. Kennard is independent based on the independence standards of the New York Stock Exchange and AT&T’s additional independence standards, which are set forth on page 11 of AT&T’s 2014 Proxy Statement.

Item 8.01	Other Events.

GSF Telecom Acquisition

On November 7, 2014, AT&T entered into an agreement to acquire 100 percent of the stock of Mexican wireless company GSF Telecom Holdings, S.A.P.I. de C.V. (GSF Telecom) for $2.5 billion, less net debt at closing, which was approximately $0.7 billion at announcement. GSF Telecom offers service under both the Iusacell and Unefon brand names in Mexico, with a network that covers about 70 percent of Mexico’s population of approximately 120 million. Under the terms of the purchase agreement, AT&T will acquire all of GSF Telecom’s wireless properties, including licenses, network assets, retail stores and more than 8.6 million subscribers. The acquisition will occur after Grupo Salinas, the current owner of 50 percent of GSF Telecom, closes its announced purchase of the other 50 percent of GSF Telecom it does not own today. The purchase is subject to review by the Mexican Federal Telecommunications Institute and the Mexican National Foreign Investment Commission. AT&T expects to close the purchase during the first quarter of 2015, subject to customary closing conditions.

Capital Expenditures

AT&T continues to expect capital expenditures during 2014 to be in the $21 billion range. AT&T expects 2014 to be the peak investment year for Project VIP and anticipates that the Wireless and Wireline segments’ spend to be proportionally consistent to 2013. AT&T expects 2015 capital expenditures for its existing businesses to be in the $18 billion range.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this filing contains financial estimates and other forward-looking statements that are subject to risks and uncertainties. A discussion of factors that may affect future results is contained in AT&T’s filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update or revise statements contained in this filing based on new information or otherwise.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: November 7, 2014	By: /s/ Paul W. Stephens Paul W. Stephens Senior Vice President and Controller